                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE QUIGLEY CORPORATION

                                                     State or other
                                                     Jurisdiction of
Subsidiaries                                         Incorporation
------------                                         -------------

Darius International Inc.                            Delaware
Innerlight Inc.                                      Delaware
Innerlight Global Pte. LTD                           Singapore
Innerlight Global Company                            Taiwan
Quigley Pharma Inc.                                  Delaware
Quigley Manufacturing Inc.                           Delaware

The above subsidiaries are included in the consolidated financial statements for the year ended December 31, 2006.